EXHIBIT 10.1
MAGNOLIA OIL & GAS CORPORATION
LONG TERM INCENTIVE PLAN

NON-EMPLOYEE DIRECTOR RESTRICTED STOCK UNIT GRANT NOTICE

Pursuant to the terms and conditions of the Magnolia Oil & Gas Corporation Long Term Incentive Plan, as amended from time to time (the “Plan”), Magnolia Oil & Gas Corporation (the “Company”) hereby grants to the individual listed below (“you” or the “Participant”) the number of Restricted Stock Units (“RSUs”) set forth below in this Restricted Stock Unit Grant Notice (this “Grant Notice”). This award of RSUs (this “Award”) is subject to the terms and conditions set forth herein, in the Restricted Stock Unit Agreement attached hereto as Exhibit A (the “Agreement”), in the Plan attached hereto as Exhibit B and, if timely completed and submitted by you, in the applicable Non-Employee Director Restricted Stock Unit Settlement Election Form (the “Settlement Election Form”), each of which is incorporated herein by reference. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

Participant:	[Participant Name]
Date of Grant:	[May 3, 2023]
Total Number of Restricted Stock Units:	[Number of RSUs Granted]
Vesting Commencement Date:	[May 3, 2023] (“Vesting Commencement Date”)
Vesting Schedule:
Subject to the terms and conditions of this Grant Notice, the Agreement, and the Plan, the RSUs shall vest on the earlier to occur of: (i) the day preceding the next annual meeting of stockholders of the Company at which directors are elected or (ii) the first anniversary of the Vesting Commencement Date, in each case, so long as you remain a director or service provider to the Company or an Affiliate, as applicable, from the Date of Grant through such date.

Notwithstanding the foregoing, (i) in the event that, in connection with or following a Change in Control, you cease to serve as a director or a service provider to the Company or an Affiliate, the RSUs will vest in full upon such cessation of service, and (ii) in the event of a Change in Control pursuant to which the successor company or a parent or subsidiary thereof does not assume the RSUs, then so long as you have continued to provide services to the Company or an Affiliate, as applicable, from the Date of Grant through the date of such Change in Control, the RSUs will vest in full upon such Change in Control.

In accordance with of Section 7(b) the Plan, you may elect to defer settlement of the RSUs until you are no longer a director or service provider to the Company or an Affiliate or the occurrence of a Change in Control. Any deferral election must be made pursuant to a Settlement Election Form in compliance with such rules and procedures as the Committee deems advisable.

Settlement Event:
RSUs that have vested in accordance with the terms of this Grant Notice will be settled on the applicable date as elected by you on a timely submitted Settlement Election Form or, if no such form is timely submitted by you, then on the date of vesting of the RSUs (such date or event, a “Settlement Event”). Absent a provision in the Agreement or the Plan to the contrary, Stock with respect to vested RSUs will be delivered to you within 60 days following the applicable Settlement Event. Regardless of whether you have timely submitted a Settlement Election Form, Dividend Equivalent payments will be paid to you at the time or times set forth in Section 3 of the Agreement.

By clicking to accept, you agree to be bound by the terms and conditions of the Agreement, the Plan, and this Grant Notice. You acknowledge that you have reviewed in their entirety and fully understand all provisions of the Agreement, the Plan, and this Grant Notice. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Committee regarding any questions or determinations arising under the Agreement, the Plan, or this Grant Notice.
In lieu of receiving documents in paper format, you agree, to the fullest extent permitted by applicable law, to accept electronic delivery of any documents that the Company may be required to deliver (including, but not limited to, prospectuses, prospectus supplements, account statements, annual and quarterly reports, and all other forms of communications) in connection with this Award. Electronic delivery may be via a Company electronic mail system or by reference to a location on a Company intranet to which you have access. You hereby consent to all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents.
You acknowledge and agree that clicking to accept this Award constitutes your electronic signature and is intended to have the same force and effect as your manual signature.
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IN WITNESS WHEREOF, the Company has caused this Grant Notice to be executed by an officer thereunto duly authorized, effective for all purposes as provided above.

MAGNOLIA OIL & GAS CORPORATION

By:
Title: President and Chief Executive Officer
Name: Christopher Stavros

[Signature Page]

EXHIBIT A
RESTRICTED STOCK UNIT AGREEMENT
This Restricted Stock Unit Agreement (together with the Grant Notice, this “Agreement”) is made as of the Date of Grant set forth in the Grant Notice (the “Date of Grant”) by and between Magnolia Oil & Gas Corporation, a Delaware corporation (the “Company”), and [________________] (the “Participant”). Capitalized terms used but not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice.

1.     Award. For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, effective as of the Date of Grant, the Company hereby grants to the Participant the number of RSUs set forth in the Grant Notice on the terms and conditions set forth in the Grant Notice, this Agreement, and the Plan, which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control. To the extent vested, each RSU represents the right to receive one share of Stock, subject to the terms and conditions set forth in the Grant Notice, this Agreement, and the Plan. Prior to settlement of this Award, the RSUs and this Award represent an unsecured and unfunded obligation of the Company. Consistent with the terms of the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the terms of the Plan or the Agreement shall be within the sole discretion of the Committee and shall be final, conclusive, and binding upon all persons.

2.     Vesting of RSUs.

(a)     The RSUs shall vest in accordance with the vesting schedule and other vesting terms set forth in the Grant Notice. Except in the case of vesting pursuant to a qualifying termination of service as set forth in the Grant Notice, in the event of the termination of the Participant’s service prior to the vesting of all of the RSUs, all unvested RSUs (and all rights arising from such RSUs and from being a holder thereof) will terminate automatically without any further action by the Company and will be forfeited without consideration or notice on the date of such termination.

(b)     Notwithstanding any provision herein to the contrary, in the event of any inconsistency between this Section 2 and any written agreement entered into by and between the Participant and the Company or an Affiliate, as applicable, the terms of such agreement shall control.

3.     Dividend Equivalents. In the event that the Company declares and pays a dividend in respect of its outstanding shares of Stock and, on the record date for such dividend, the Participant holds RSUs granted pursuant to this Agreement that have not been settled or forfeited as of such record date, the Company shall pay dividend equivalents to the Participant in the form of cash in an amount equal to the cash dividends the Participant would have received if the Participant was the holder of record, as of such record date, of the number of shares of Stock related to the portion of the Participant’s RSUs granted pursuant to this Agreement that have not been settled or forfeited as of such record date (the “Dividend Equivalents”), such payment to be made promptly following the date that the Company pays such dividend to its shareholders generally (each, a “Dividend Payment Date”) (however, in no event shall the Dividend Equivalents be paid later than 30 days following the Dividend Payment Date).

4.     Settlement of RSUs. RSUs that have vested in accordance with the terms of the Grant Notice shall be settled within 60 days following the applicable Settlement Event (provided that the Participant shall not be allowed to designate the taxable year of the payment). Pursuant to this Section 4, the Company shall deliver to the Participant a number of shares of Stock equal to the number of vested RSUs. All shares of Stock issued hereunder shall be delivered either by delivering one or more certificates for such shares to the Participant or by entering such shares in book-entry form, as determined by the Committee in its sole discretion. In the event the Participant would otherwise become vested in a fractional portion of a RSU (a “Fractional RSU”) based on the vesting terms set forth in the Grant Notice, the Fractional RSU shall instead remain unvested until the final vesting date provided in the Grant Notice; provided, however, that if the Participant would otherwise vest in a subsequent Fractional RSU prior to the final vesting date for the RSUs and such Fractional RSU taken together with a previous Fractional RSU that remained unvested would equal a whole RSU, then such Fractional RSUs shall vest to the extent they equal a whole RSU. Upon the final vesting date, the value of any remaining Fractional RSUs shall be rounded up to the nearest whole RSU. The value of shares of Stock shall not bear any interest owing to the passage of time.

5.     Non-Transferability. None of the RSUs, rights to receive Dividend Equivalents, or any interest or right therein may be sold, pledged, assigned, or transferred in any manner other than by will or the laws of descent and distribution, unless and until the shares of Stock underlying the RSUs have been issued (or, in the case of Dividend Equivalents, the Dividend Equivalents have been paid in cash), and all restrictions applicable to such shares have lapsed. Neither the RSUs nor any interest or right therein shall be liable for the debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect against the Company and its Affiliates, except to the extent that such disposition is expressly permitted by the preceding sentence.

6.     Compliance with Applicable Law. Notwithstanding any provision of this Agreement to the contrary, the issuance of shares of Stock hereunder will be subject to compliance with all requirements of applicable law with respect to such securities and with the requirements of any stock exchange or market system upon which the Stock may then be listed. No shares of Stock will be issued hereunder if such issuance would constitute a violation of any applicable law or regulation or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, shares of Stock will not be issued hereunder unless (a) a registration statement under the Securities Act is in effect at the time of such issuance with respect to the shares to be issued, (b) in the opinion of legal counsel to the Company, the shares to be issued are permitted to be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act, or (c) the Company has attained from any regulatory body having jurisdiction the requisite authority, if any, deemed by the Company’s legal counsel to be necessary for the lawful issuance and sale of any shares of Stock hereunder. As a condition to any issuance of Stock hereunder, the Company may require the Participant to satisfy any requirements that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance.

7.     Rights as a Stockholder. The Participant shall have no rights as a stockholder of the Company with respect to any shares of Stock that may become deliverable hereunder unless and until the Participant has become the holder of record of such shares of Stock, and no adjustments shall be made for dividends in cash or other property, distributions, or other rights in respect of any such shares of Stock, except as otherwise specifically provided for in the Plan or this Agreement.

8.     Full Satisfaction. Any issuance or transfer of shares of Stock or other property to the Participant or the Participant’s legal representative, heir, legatee, or distributee in accordance with this Agreement shall be in full satisfaction of all claims of such person hereunder.

9.     No Right of Continued Board Service or to Awards. Nothing in the adoption of the Plan, nor the grant of the RSUs thereunder pursuant to the Grant Notice and this Agreement, shall confer upon the Participant the right to continued service with the Board or the board of directors of any Affiliates. Nothing in the Plan or in this Agreement shall affect any right which the Company or any of its Affiliates may have to terminate the Board service of the Participant. The grant of the RSUs is a one-

time benefit and does not create any contractual or other right to receive a grant of Awards or benefits in lieu of Awards in the future.

10.     Agreement to Furnish Information. The Participant agrees to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirement imposed upon the Company by or under any applicable statute or regulation.

11.     Entire Agreement; Amendment. This Agreement, the Grant Notice, the Settlement Election Form (if applicable), and the Plan constitute the entire agreement of the parties with regard to the subject matter hereof, and contain all the covenants, promises, representations, warranties and agreements between the parties with respect to the RSUs granted hereby; provided¸ however, that the terms of this Agreement shall not modify and shall be subject to the terms and conditions of any service, consulting and/or severance agreement between the Company (or an Affiliate or other entity) and the Participant in effect as of the date a determination is to be made under this Agreement. Without limiting the scope of the preceding sentence, except as provided therein, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect. The Committee may, in its sole discretion, amend this Agreement from time to time in any manner that is not inconsistent with the Plan.

12.     Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflicts of law principles thereof.

13.     Successors and Assigns. The Company may assign any of its rights under this Agreement without the Participant’s consent. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein and in the Plan, this Agreement will be binding upon the Participant and the Participant’s beneficiaries, executors, administrators and the person(s) to whom this Award may be transferred by will or the laws of descent or distribution.

14.     Clawback. Notwithstanding any provision in this Agreement, the Grant Notice, the Settlement Election Form (if applicable), or the Plan to the contrary, to the extent required by (a) applicable law and/or (b) any policy that may be adopted or amended by the Board from time to time, all shares of Stock issued hereunder shall be subject to forfeiture, repurchase, recoupment and/or cancellation to the extent necessary to comply with such law(s) and/or policy.

15.     Severability. If a court of competent jurisdiction determines that any provision of this Agreement (or any portion thereof) is invalid or unenforceable, then the invalidity or unenforceability of such provision (or portion thereof) shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect.

16.     Section 409A. Notwithstanding anything herein or in the Plan to the contrary, the RSUs, any Dividend Equivalents, and all rights related thereto granted pursuant to this Agreement are intended to comply with or be exempt from the applicable requirements of the Nonqualified Deferred Compensation Rules and shall be limited, construed and interpreted in accordance with such intent. Notwithstanding the foregoing, the Company and its Affiliates make no representations that the RSUs, any Dividend Equivalents, and the rights related thereto provided under this Agreement are exempt from or compliant with the Nonqualified Deferred Compensation Rules and in no event shall the Company or any Affiliate be liable for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by the Participant on account of non-compliance with the Nonqualified Deferred Compensation Rules. The Participant’s service shall terminate on the date that he or she experiences a “separation from service” as defined under the Nonqualified Deferred Compensation Rules.

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EXHIBIT B
MAGNOLIA OIL & GAS CORPORATION LONG TERM INCENTIVE PLAN
[SEE ATTACHED]

B-1